EXHIBIT 10.1

OCCUPANCY AGREEMENT

           This AGREEMENT (the “Agreement”), effective as of January 1, 2009 (the “Effective Date”), between Mattmar Minerals, Inc. (the “Corporation”), a corporation organized under the laws of the State of Delaware and Kirk M. Warshaw, LLC (the "LLC"), a limited liability company organized under the laws of the State of New Jersey.

           WHEREAS, the Corporation’s principal offices are located at 47 School Avenue, Chatham, New Jersey and such premises are owned by the LLC (the “Principal Offices”); and

           WHEREAS, the Corporation and the LLC wishes to enter into an agreement for use and occupancy of the Principal Offices and certain administrative services;

           NOW, THEREFORE, for good and valuable consideration, it is agreed that:

1.        Effective as of the Effective Date, the Corporation hereby agrees that it shall pay to the LLC a quarterly occupancy and administrative services fee in the amount of U.S. five hundred dollars ($500) (the “Fee”) on each of June 1st, September 1st, December 1st and March 1st until such time as this Agreement is terminated by written notice of either party.

2.        The Fee for the fiscal quarter beginning on December 1, 2008 shall be prorated as of the Effective Date through the remainder of the quarter.

            IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement effective as of the Effective Date on January 29, 2009.

MATTMAR MINERALS, INC.,
a Delaware corporation

By:	/s/ Arnold P. Kling
Name: Arnold P. Kling Title: President

Kirk M. Warshaw, LLC.,
a New Jersey limited liability company

By:	/s/ Kirk Warshaw
Name: Kirk Warshaw Title: Managing Member